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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated January 30, 2003, accompanying the consolidated financial statements as of December 31, 2002 and for each of the two years in the period ended December 31, 2002, of Findwhat.com and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                          /s/ GRANT THORNTON LLP

Tampa, Florida
April 22, 2004